Exhibit to Schedule 13G

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G, dated February 10, 2006 (the “Schedule 13G”), with respect to the Class A Common Stock, par value $.01 per share, of DreamWorks Animation SKG, Inc. is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an exhibit to the Schedule 13G and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 10th day of February, 2006.

DREAMWORKS L.L.C.

By: /s/ Brian Edwards

Name: Brian Edwards
Title: Vice President

DW ONE CORP.

By: /s/ Michael D. Fricklas

Name: Michael D. Fricklas
Title: Executive Vice President

DW TWO CORP.

By: /s/ Michael D. Fricklas

Name: Michael D. Fricklas
Title: Executive Vice President

DW LLC

By: /s/ Michael D. Fricklas

Name: Michael D. Fricklas
Title: Executive Vice President

VIACOM INTERNATIONAL INC.

By: /s/ Michael D. Fricklas

Name: Michael D. Fricklas
Title: Executive Vice President

VIACOM INC.

By: /s/ Michael D. Fricklas

Name: Michael D. Fricklas
Title: Executive Vice President, General Counsel and Secretary

NAIRI, INC.

By: /s/ Sumner M. Redstone

Name: Sumner M. Redstone
Title: Chairman and President

NATIONAL AMUSEMENTS, INC.

By: /s/ Sumner M. Redstone

Name: Sumner M. Redstone
Title: Chairman and Chief Executive Officer

/s/ Sumner M. Redstone

Name: Sumner M. Redstone
Individually